CONTRIBUTION AGREEMENT, dated as of June 15, 1998 (this "Agreement"), by and among Horizon Group, Inc., a Michigan corporation ("Horizon"), Sky Merger Corp., a Maryland corporation ("Sky Merger"), Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership ("Horizon Partnership"), Horizon Group Properties, Inc., a Maryland corporation ("HGP"), and Horizon Group Properties, L.P., a Delaware limited partnership ("HGP LP").

                                    RECITALS

     A. The Merger Transactions. Prime Retail, Inc., a Maryland corporation ("Prime"), Prime Retail, L.P., a Delaware limited partnership ("Prime Partnership") and the parties hereto have entered into an Amended and Restated Agreement and Plan of Merger, dated as of February 1, 1998 (the "Merger Agreement"), providing for, among other things, (i) the merger of Horizon Partnership with and into Prime Partnership, with Prime Partnership as the surviving partnership (the "Partnership Merger"), (ii) the reincorporation of Horizon as a Maryland corporation through the merger of Horizon with and into Sky Merger, with Sky Merger as the surviving corporation (the "Horizon/Subsidiary Merger"), and (iii) the merger of Prime with and into Sky Merger, with Sky Merger as the surviving corporation (the "Prime/Horizon Merger") (the Partnership Merger, the Horizon/Subsidiary Merger and the Prime/Horizon Merger being, collectively, the "Mergers"). Pursuant to the foregoing, Sky Merger will become subject to all of the rights and obligations of Horizon under this Agreement, and Prime Partnership will become subject to all of the rights and obligations of Horizon Partnership under this Agreement.

     B. The Contribution. Immediately prior to the Partnership Merger, Horizon and Horizon Partnership expect to contribute the Contributed Assets and the Contributed Business (each as hereinafter defined) to HGP and HGP LP as a capital contribution, and to cause HGP LP to assume the Assumed Liabilities (as hereinafter defined) (the "Contribution").

     C. Purpose. The purpose of the Contribution is to facilitate the Mergers by providing for the transfer to HGP LP and/or HGP of certain properties, businesses and operations which Prime and Prime Partnership are unwilling to acquire pursuant to the Merger Agreement. This Agreement sets forth or provides for certain agreements among the parties hereto in connection with such transfer.

     D. Successor to Horizon. Upon completion of the Prime/Horizon Merger, the name of Sky Merger Corp. will be changed to "Prime Retail, Inc." and Prime, as successor to Horizon, shall succeed to and become the beneficiary of all rights of Sky Merger Corp. and Horizon under this Agreement.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     I.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement):

     "Action" shall mean any suit, claim, action, arbitration, inquiry, proceeding or investigation by or before any court, arbitral tribunal, administrative agency or commission or other governmental, regulatory or administrative agPncy or commission.

     "Assumed Liabilities" shall mean the Liabilities of Initial Horizon Partnership Group which are PPnot Retained Liabilities, and which arise from the ownership or operation of the Contributed Assets and shall include, without limitation, (i) all obligations to indemnify present and former officers and directors of Initial Horizon Partnership Group under certificates or articles of incorporation, by-laws, partnership agreements, employment agreements, indemnification agreements or otherwise, for any matter occurring after the Prime/Horizon Merger Effective Time, (ii) all Liabilities relating to the loans described on the Schedule of Debt, and (iii) all leases (whether as lessor, lessee, sublessee, sublessor or otherwise) and related contracts, including capitalized leases and land contracts and service contracts, relating to the Contributed Assets.

     "Contributed Assets" shall mean, collectively, (i) all business, assets, properties, interests in property and rights of Initial Horizon Partnership Group primarily related to the ownership and operation of the retail outlet centers listed on Schedule 1.1(a) hereto, including but not limited to, all capital stock, partnership interests and membership interests of Horizon and Horizon Partnership in MG Long Island Limited Partnership, a Virginia limited partnership; MG Patchogue Limited Partnership, a District of Columbia limited partnership; MG Patchogue II Limited Partnership, a Virginia limited partnership; Third HGI, Inc., a Delaware corporation; Third HGI, L.L.C., a Delaware limited liability company; Algondones Outlet L.L.C., a Delaware limited liability company and Third Horizon Group Limited Partnership, a Delaware limited partnership; (ii) the Contributed Proprietary Name Rights (as
hereinafter defined); (iii) the capital stock of HGI Management Corp., a Michigan corporation, and the rights to acquire any capital stock of such entity and (iv) Horizon's administrative offices located at 5000 Hakes Drive, Norton Shores, Michigan, including such equipment, furniture and computer software used therein as shall be identified in writing by Horizon promptly after the Time of Contribution.

     "Contributed Business" shall mean all business and operations of Initial Horizon Partnership Group relating to the Contributed Assets.

     "Employee  Benefits  Agreement"  shall have the meaning assigned thereto in
Section 4.6 hereof.

     "Guaranty and Indemnity Agreement" shall mean that certain Guaranty and Indemnity Agreement dated as of June 15, 1998 by and among Sky Merger, Prime Partnership, HGP and HGP LP.

     "HGP Group" shall mean, collectively,P HGP and its direct and indirect Subsidiaries, including HGP LP, after giving effect to the Contribution.

     "Horizon Partnership Group" shall mean, collectively, Horizon, Horizon Partnership and their Subsidiaries (other than HGP Group) after giving effect to the Contribution.

     "Indemnified Loss" shall mean, with respect to any claim by an Indemnified Party for indemnification pursuant to Article IV hereof, any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable costs of investigation and attorneys' fees and expenses in connection therewith) suffered by such Indemnified Party with respect to such claim.

     "Initial Horizon Partnership Group" shall mean, collectively, Horizon, Horizon Partnership and its Subsidiaries prior to giving effect to the Contribution.

     "Liabilities" shall mean, with respect to any Person, except as otherwise provided herein, any and all liabilities and obligations of such Person, whether absolute, accrued, contingent, reflected on a balance sheet (or in the notes thereto) or otherwise, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     "Retained Assets" shall mean all business, assets, properties, interests in property, and rights of Initial Horizon Partnership Group, except for the Contributed Assets, and shall include, without limitation and notwithstanding anything to the contrary in this agreement

     (a) all membership and other interests in Finger Lakes Outlet Center, L.L.C.;

     (b) any and all of the business, assets, properties, interests in property and rights, whether tangible or intangible, relating to the ownership and operation of each of the retail outlet centers listed on Schedule 1.1(b) hereto;

     (c) all corporate minute books and records, stock record books and employee records;

     (d) all audit and financial records, tax returns and tax records of Initial Horizon Partnership Group; and

     (e) all cash and cash equivalents.

     "Retained Business" shall mean all business and operations of Initial Horizon Partnership Group, except for the business and operations primarily related to the Contributed Assets.

     "Retained Liabilities" shall mean all Liabilities of the Initial Horizon Partnership Group other than the Assumed Liabilities and shall include, without limitation, (i) all obligations to indemnify present and former officers and directors of Initial Horizon Partnership Group under certificates or articles of incorporation, by-laws, partnership agreements, employment agreements, indemnification agreements or otherwise arising for any matter occurring at or prior to the Prime/Horizon Merger Effective Time; (ii) all Liabilities relating to the loans not described on the Schedule of Debt, and any other mortgage loans secured by a Retained Asset incurred after the date hereof, and (iii) all leases (whether as lessor, lessee, sublessee, sublessor or otherwise) and related contracts, and service contracts, relating to the Retained Assets.

     "Schedule  of Debt"  shall mean the Horizon  Schedule  of Debt  attached as
Schedule 1.1(c) hereto.

     "Tax  Disaffiliation  Agreement" shall have the meaning assigned thereto in
Article II hereof.

     "Time of Contribution" shall mean the time of consummation of the Contribution.

     "Working Capital Facility" shall mean the credit facility evidenced by that certain Business Loan Agreement dated August 1, 1996, as amended and extended, by and between Huntington National Bank, as successor to FMB-Lumberman's Bank, and Horizon Partnership.

                                   ARTICLE II

                                   TAX MATTERS

     Prior to the Time of Contribution, Horizon and HGP shall enter into an agreement relating to past and future tax sharing and certain issues associated therewith in substantially the form attached hereto as Exhibit A (the "Tax Disaffiliation Agreement").
                                   ARTICLE III

                           CONTRIBUTION AND ASSUMPTION

     III.1 Contribution of Assets.


     (a) Subject to Section 3.1(c) and to the satisfaction or waiver of the conditions set forth in Article V of this Agreement, each of Horizon and Horizon Partnership shall transfer, assign and convey to HGP or HGP LP as a capital contribution all of their respective right, title and interest in and to the Contributed Assets and the Contributed Business in accordance with the documents executed pursuant to Section 3.3 hereof. It is the intent of the parties hereto that the Contributed Assets shall include any and all land held or owned by Horizon or any of its affiliates adjacent to any Horizon Outlet Centers which are Contributed Assets.

     (b) Notwithstanding Section 3.1(a), Initial Horizon Partnership Group shall retain and not contribute to HGP or HGP LP any of its respective right, title, or interest in and to the Retained Assets

     (c) At the Time of Contribution, (i) HGP LP shall issue, directly or indirectly, to Horizon Partnership, in partial consideration for the Contribution, that number of common units of HGP LP (the "HGP LP Common Units") which, when combined with the number of HGP LP Common Units then outstanding or to be issued, is appropriate to consummate the transactions as contemplated by the Merger Agreement and (ii) HGP shall issue, directly or indirectly, to Horizon, in partial consideration for the Contribution, that number of shares of common stock of HGP which, when combined with the number of shares of common stock of HGP then outstanding or to be issued, is appropriate to consummate the transactions as contemplated by the Merger Agreement.

     III.2 Assumption and Characterization of Liabilities.

     (a) Subject to Section 3.2(b) and effective as of the Time of Contribution, HGP LP, in partial consideration for the Contribution, will, directly or indirectly, unconditionally assume the Assumed Liabilities.

     (b) Notwithstanding Section 3.2(a), Horizon Partnership Group shall retain, and HGP and HGP LP shall not assume and shall have no liability with respect to, the Retained Liabilities.

     (c) The parties hereby agree that if and to the extent that any Liabilities of the Initial Horizon Group arise from the ownership of operation of both Contributed Assets and Retained Asset and it is otherwise impracticable to ascertain the extent to which such liabilities constitute Assumed Liabilities and Retained Liabilities, such Liabilities shall be allocated between Assumed Liabilities and Retained Liabilities based on the aggregate amount of gross leasable area contained in such Contributed Assets and Retained Assets, respectively.

     III.3 Transfer and Assumption Documentation. In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Contributed Assets and the assumption of the Assumed Liabilities set forth in this Article III, at the Time of Contribution or as promptly as practicable thereafter (i) Horizon and Horizon Partnership shall each execute and deliver, and cause their respective Subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of leases and contracts and other instruments of contribution, grant, conveyance, assignment, transfer and delivery necessary to evidence such contribution, grant, conveyance, assignment, transfer and delivery and (ii) HGP LP shall, or shall cause it subsidiaries to, execute and deliver such instruments of assumption as and to the extent necessary to evidence such assumption.

     III.4 Nonassignable Contracts. Anything contained herein to the contrary notwithstanding and except for the transfer of the partnership interests in MG Patchogue Limited Partnership ("MG I") and MG Patchogue II Limited Partnership ("MG II" and together with MG I, the "MG Partnerships"), this Agreement shall not constitute an agreement to assign any lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or asset if an assignment or attempted assignment of the same without the consent of the other party or parties thereto would constitute a breach thereof or in any way impair the rights after the Contribution of Horizon Partnership Group or HGP Group thereunder. Initial Horizon Partnership Group shall, prior to the Time of Contribution, use reasonable best efforts (it being understood that such efforts shall not include any requirement of the Initial Horizon Partnership Group to expend money or offer or grant any financial accommodation) as requested by HGP LP, and HGP LP shall cooperate in all reasonable respects with Initial Horizon Partnership Group, to obtain all consents and waivers and to resolve all impracticalities of assignments or transfers necessary to convey to HGP and HGP LP the Contributed Assets. If any such consent is not obtained or if an attempted assignment would be ineffective or would impair either group's rights under any such lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or asset so that HGP LP would not receive all such rights, then Initial Horizon Partnership Group shall use reasonable best efforts (it being understood that such efforts shall not include any requirement of Initial Horizon Partnership Group to expend money or offer or grant any financial accommodation) to provide or cause to be provided to HGP or HGP LP, to the extent permitted by law, the benefits of any such lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or asset.

     III.5 Use of Names.

     (a) Prior to the Contribution, Horizon Partnership and HGP LP shall determine which of the names, trademarks, trade names and other proprietary rights related to the Contributed Assets which HGP LP shall have the sole and exclusive ownership of and right to use, as between HGP Group, on the one hand, and Horizon Partnership Group, on the other hand, following the Time of Contribution (the "Contributed Proprietary Name Rights"). Following the Time of Contribution, Horizon Partnership Group shall have the sole and exclusive ownership of and right to use, as between HGP Group on the one hand, and the Horizon Partnership Group on the other hand, all names, trade marks, trade names, service marks and other proprietary rights owned or used by Initial Horizon Partnership Group immediately prior to the Time of Contribution other than the Contributed Proprietary Name Rights (the "Retained Proprietary Name Rights").

     (b) Following the Contribution (i) HGP shall cause HGP Group to take all action necessary to cease using, and change as promptly as practicable
(including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Retained Proprietary Name Rights, and (ii) Horizon shall cause Horizon Partnership Group to take all action necessary to cease using, and change as promptly as practicable
(including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Contributed Proprietary Name Rights. From and after the Closing Date, HGP shall cause HGP Group to cease holding itself out as having an affiliation with Horizon Partnership Group.

                                   ARTICLE IV

                                CERTAIN COVENANTS

     IV.1 Indemnity as between HGP LP and Horizon Partnership with respect to Assumed Liabilities and Retained Liabilities.

     (a) Effective upon the Contribution, HGP LP agrees to indemnify and hold Horizon Partnership, its affiliates, successors and assigns and the officers, directors, employees, agents, advisors and representatives of any of them, harmless from and against any and all Indemnified Losses arising out of or related to the Assumed Liabilities, including without limitation any liabilities arising from the transfer of the partnership interests in the MG Partnerships.

     (b) Effective upon the Contribution, Horizon Partnership agrees to indemnify and hold HGP LP, its affiliates, successors and assigns and the officers, directors, employees, agents, advisors and representatives of any of them, harmless from and against any and all Indemnified Losses arising out of or related to the Retained Liabilities.

     IV.2 Procedure for Third Party Indemnification.

     (a) If a party entitled to be indemnified hereunder (an "Indemnified Party") shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which a party hereto is obligated to provide indemnification (an "Indemnifying Party"), such Indemnified Party shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim; provided that the failure of any Indemnified Party to give notice as provided in this Section 4.2 shall not relieve the related Indemnifying Party of its obligations under this Article IV, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnified Loss that has been or may be sustained by such Indemnified Party.

     (b) An Indemnifying Party may elect to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. If an Indemnifying Party elects to defend a Third Party Claim, it shall, within 30 days of notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnified Party of its intent to do so and acknowledge its liability therefor, and such Indemnified Party shall cooperate in the defense of such Third Party Claim. After notice from an Indemnifying Party to an Indemnified Party of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnified Party under this Article IV for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof as long as the Indemnifying Party pursues such defense diligently and in good faith; provided that if, under applicable standards of professional conduct (as advised by counsel to the Indemnifying Party), a conflict on any significant issue between such Indemnified Party and such Indemnifying Party or between any two or more Indemnified Parties may exist in respect of such claim, then the Indemnifying Party shall pay the reasonable fees and expenses of one such additional counsel as may be required to be retained in light of such conflict. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnified Party of its election as provided in this Section
4.2 within the time period specified, or fails to pursue the defense of a Third Party Claim diligently and in good faith, such Indemnified Party may defend, compromise and settle such Third Party Claim. Notwithstanding the foregoing, (i) neither an Indemnifying Party nor an Indemnified Party, as the party controlling the defense of a Third Party Claim, may compromise or settle any claim or consent to the entry of any judgment for other than monetary damages without the prior written consent of the other; provided that (upon reasonable notice thereof) consent to compromise or settlement or the entry of a judgment shall not be unreasonably withheld or delayed, and (ii) no Indemnifying Party shall consent to the entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and all other Indemnified Parties, as the case may be, subject to such Third Party Claim of a full and final release from all liability in respect of such claim or Action.

     IV.3 Adjustment for Insurance and Taxes. The amount which either HGP LP or Horizon Partnership is required to pay to, for or on behalf of the other pursuant to Sections 4.1 and 4.2, shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of HGP Group, Horizon Partnership Group or the Indemnified Party, as the case may be, in reduction of the related Indemnified Loss or Third Party Claim and (ii) reduced by the net difference between (A) the present value of the amount of any tax savings resulting from any tax benefit to HGP Group, Horizon Partnership Group or the Indemnified Party, as the case may be, as a result of the Indemnified Loss or Third Party Claim, and (B) the present value of the amount of any tax due with respect to the receipt of the indemnification payment itself. Amounts required to be paid, as so adjusted, are hereafter sometimes called an "Indemnified Payment." If HGP Group, Horizon Partnership Group or the Indemnified Party, as the case may be, shall have received or shall have had paid on its behalf an Indemnified Payment in respect of an Indemnified Loss or Third Party Claim and shall subsequently receive insurance proceeds in respect of such Indemnified Loss or Third Party Claim, or realize any net tax benefit (as computed in clause (ii) above) as a result of such Indemnified Loss or Third Party Claim, then HGP Group, Horizon Partnership Group or the Indemnified Party, as the case may be, shall pay to HGP Group, Horizon
Partnership Group or the Indemnified Party, as the case may be, the amount of such insurance proceeds or net tax benefit, or if less, the amount of the Indemnified Payment.

     IV.4 Risk of Contributed Assets. Each party understands and agrees that, except as otherwise specifically provided herein, no party nor any of its Subsidiaries is, in this Agreement or any other agreement or document, representing or warranting to such party in any way as to the assets, business or Liabilities transferred, retained or assumed as contemplated hereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that each party shall take or keep all of its assets "AS IS", "WHERE IS" and that it shall bear the economic and legal risk that conveyance of such assets shall prove to be insufficient or that the title to any assets shall be other than good and marketable and free from encumbrances. ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

     IV.5 Transfer of Employees. With respect to the personnel employed on-site at the centers included in the Retained Business and such other employees of the Contributed Business designated by Horizon Partnership not later than the Closing Date as employees who will remain with Horizon Partnership Group (collectively, the "Retained Employees"), except as otherwise specifically provided in this Agreement, Horizon Partnership Group shall retain the liabilities and obligations with respect to, and continue to be responsible for, all liabilities and obligations whatsoever in connection with, claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation, COBRA continuation and similar obligations relating to the continued employment, or the termination or alleged termination of such persons' employment with Horizon Partnership Group by reason of the consummation of the transactions contemplated in this Agreement or the Merger Agreement or otherwise and neither HGP LP nor any member of HGP Group shall assume such liability. Effective as of the Partnership Merger Effective Time, Horizon Partnership and HGP LP shall cooperate to transfer to the employ of HGP Group, each person employed by Horizon Partnership Group, other than the Retained Employees (such employees and other persons who become employees of the HGP Group after the Partnership Merger Effective Time in accordance with this Section 4.5 shall be hereinafter referred to as the "Transferred Employees"). With respect to the Transferred Employees, HGP Group shall assume the liabilities and obligations with respect to, and continue to be responsible for all liabilities and obligations whatsoever in connection with, claims made by or on behalf of such
persons  in  respect  of  salary,   wages,   benefits,   severance  pay,  salary
continuation, COBRA continuation and similar obligations relating to the continued employment, or the termination or alleged termination of such persons' employment with the HGP Group by reason of consummation of the transactions contemplated in this Agreement or the Merger Agreement or otherwise and Horizon Partnership Group shall have no such liability.

     IV.6 Certain Employee Benefits Plans. Promptly following the Partnership Merger Effective Time, HGP LP and Horizon Partnership shall enter into an agreement relating to the parties' responsibilities with respect to certain employee benefit liabilities and obligations (the "Employee Benefits Agreement").

     IV.7 Insurance. The parties agree to cooperate with each other with respect to the processing of any claims which are covered by any insurance policy in existence prior to the Partnership Merger Effective Time. Without limiting the generality of the foregoing, Horizon Partnership Group shall have the right to process and pursue any claim for insurance (including negotiating with the company issuing the insurance policy) in connection with any liability of Horizon Partnership Group, regardless of whether the insurance policy under which such claim is made is transferred to HGP LP pursuant to Section 3.1(a), and HGP Group shall have the right to process and pursue any claim for insurance (including negotiating with the company issuing the insurance policy) in connection with any liability of HGP Group, regardless of whether the insurance policy under which such claim is made is retained by Horizon Partnership Group pursuant to Section 3.1(b)

     IV.8 Transfer and Gains Taxes. HGP LP shall pay or cause to be paid the Transfer and Gains Taxes imposed in connection with or as a result of the Contribution.

                                    ARTICLE V

                                   CONDITIONS

     The obligations of the parties to consummate the Contribution shall be subject to (i) the fulfillment or waiver in accordance with the Merger Agreement of each condition to the closing of the Merger set forth in Article VI of the Merger Agreement (except for the conditions contained in Section 6.2(h) of the Merger Agreement relating to the execution of, and consummation of the transactions contemplated by, this Agreement) and (ii) the Tax Disaffiliation Agreement and the Employee Benefits Agreement shall have been executed and delivered by each of the parties thereto.

                                   ARTICLE VI

                       ACCESS TO INFORMATION AND SERVICES

     VI.1 Provision of Corporate Records. As promptly as possible after the Time of Contribution, Horizon and Horizon Partnership shall cause Initial Horizon Partnership Group to deliver, or cause to be delivered, to HGP Group all corporate books and records which relate primarily to HGP Group, the Contributed Assets, Contributed Business or the Assumed Liabilities, including, without limitation, all active agreements, active litigation files and government filings. The parties acknowledge that such corporate books and records are located at Horizons offices in Muskegon, Michigan and Arlington, Virginia and will be available to Horizon and Horizon Partnership at the Time of Contribution. From and after the Time of Contribution, all such books, records and copies shall be the property of HGP Group provided that Horizon shall be permitted to retain a copy of each employee record delivered to HGP Group pursuant to this Section.

     VI.2 Access to Information. From and after the Time of Contribution (i) Horizon and Horizon Partnership shall cause Horizon Partnership Group to afford to HGP Group and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information (as defined below)) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Horizon Partnership Group's possession relating to HGP Group, the Contributed Assets, the Contributed
Businesses or the Assumed Liabilities, insofar as such access is reasonably required by HGP Group, and (ii) HGP shall cause HGP Group to afford to Horizon Partnership Group and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to all Information within HGP Group's possession relating to Initial Horizon Partnership Group and the assets of Initial Horizon Partnership Group (including without limitation, the Contributed Assets, the Contributed Businesses or the Assumed Liabilities), insofar as such access is reasonably required by Horizon Partnership Group. Information may be requested under this Section 6.2 for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     VI.3 Production of Witnesses. From and after the Time of Contribution, each party shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

     VI.4 Retention of Records. Except as otherwise required by law or agreed to in writing, Horizon shall cause Horizon Partnership Group, and HGP shall cause HGP Group each to retain, for a period of at least five years following the Time of Contribution, all significant or mutual Information relating to the Contributed Assets, Retained Assets, Assumed Liabilities, Retained Liabilities, Contributed Business or the Retained Business. Notwithstanding the foregoing, either Horizon Partnership Group or HGP Group may destroy or otherwise dispose of any of such Information at any time, provided that, prior to such destruction or disposal (a) Horizon or HGP, as the case may be, shall cause the Person seeking to destroy or otherwise dispose of any Information to provide no less than 90 days or more than 120 days' prior written notice to the parties hereto, specifying the Information proposed to be destroyed or disposed of and (b) if any party shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to the other party, such Person shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the requesting party.

     VI.5 Confidentiality. Each party shall hold, and shall cause its officers, directors, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or in order to comply with the requirements of a binding stock exchange listing application or agreement or applicable stock exchange rules, all non-public Information concerning the other party furnished it by such other party or its representatives or otherwise in its possession (except to the extent that such Information can be shown to have been (a) available to such party on a nonconfidential basis prior to its disclosure by the other party, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who have a need to know such Information and who agree to be bound by the provisions of this Section 6.5.

                                   ARTICLE VII

                            MISCELLANEOUS AND GENERAL

     VII.1 Modification or Amendment. The parties hereto may modify or amend this Agreement by written agreement executed and delivered by authorized officers of the respective parties, provided Prime has consented in writing to any such modification or amendment. The parties expressly agree that Prime shall be a third party beneficiary of this Section 7.1.

     VII.2 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

     VII.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     VII.4 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other reputable next-day courier service or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. On and after the Partnership Merger Effective Time, all notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                                    If to HGP or HGP LP:

                                    Horizon Group Properties, Inc.
                                    5000 Hakes Drive
                                    Norton Shores, MI 49441
                                    Attention:       Gary J. Skoien
                                    Fax: No.:        (616) 798 - 5100
                                    with a copy to:

                                    Winston & Strawn
                                    35 West Wacker Drive
                                    Chicago, IL 60601
                                    Attention:       Wayne D. Boberg, Esq.
                                    Fax No.:(312) 558-5700

                                    If to Horizon, Horizon Partnership or Sky
                                    Merger

                                    Prime Retail, Inc.
                                    100 East Pratt Street
                                    19th Floor
                                    Baltimore, Maryland 21202
                                    Attention:       Michael W. Reschke
                                                     C. Alan Schroeder
                                    Fax No.:(410) 234-1703

                                    With a copy to:

                                    Winston & Strawn
                                    35 W. Wacker Drive
                                    Chicago, Illinois 60601
                                    Attention:       Wayne D. Boberg
                                                     Steven J. Gavin
                                    Fax No.:(312) 558-5700

     VII.5 Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     VII.6 Assignment. Nothing contained in this Agreement or the agreements referred to herein (except as otherwise expressly set forth therein) is intended to confer on any person or entity other than the parties hereto and their respective successors and permitted assigns any benefit, rights or remedies under or by reason of this Agreement and such other agreements, except that the provisions of Section 4.1 and 4.2 hereof shall inure to the benefit of the Persons referred to therein. Notwithstanding the foregoing, the parties acknowledge and agree that Prime, as successor to Horizon shall succeed to and become the beneficiary of all rights of Sky Merger Corp. and Horizon under this Agreement.

     VII.7 Further Assurances. Subject to the terms and conditions hereof and, as applicable, of the Merger Agreement, the parties will, and will cause their respective affiliates to, do such additional things as are necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof or the transactions contemplated hereby. The parties agree that if, after the Time of Contribution, a party holds assets or Liabilities which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, another party, such party shall promptly assign and transfer or cause to be assigned and transferred such assets or Liabilities to the applicable party.

     VII.8 Attorney-Client Privilege; Work Product. Anything herein or in the Merger Agreement notwithstanding, the transactions contemplated hereby and by the Merger Agreement shall not be deemed to transfer to or vest in HGP Group any right to waive, nor shall they be deemed to waive, any attorney-client privilege between Horizon Partnership Group and its legal counsel, with respect to legal advice concerning the business or operations of Horizon Partnership Group including, without limitation, the Retained Liabilities or the transactions contemplated hereby and by the Merger Agreement, in either case, concerning privileged communications (or work product related thereto) at any time prior to the Closing Date (as defined in the Merger Agreement). Horizon and Horizon Partnership each shall assign to HGP Group, and cause each member of Horizon Partnership Group to assign to HGP Group, its rights (if any) to any attorney-client privilege with respect to legal advice concerning the business or operations of HGP Group including, without limitation, the Assumed Liabilities or the transactions contemplated hereby concerning privileged communications (or work product related thereto) at any time prior the Closing Date. Horizon Partnership Group and their successors and assigns shall not be entitled to waive or have access, nor shall they attempt to waive or seek access, to any privileged communications (or work product related thereto) between HGP Group and its legal counsel with respect to legal advice concerning the business or operations of HGP Group, including the Assumed Liabilities or the transactions contemplated hereby.

     VII.9 No Third-Party Beneficiaries. Except as provided in Section 4.1, 4.2 and 7.1 hereof, this Agreement, the Tax Disaffiliation Agreement and the Employee Benefits Agreement, are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder.

     VII.10 Entire Agreement; Conflicts. This Agreement constitutes the entire agreement between the parties with respect to the matters contemplated hereby and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.
Notwithstanding the foregoing, (a) in the event of any conflict between this Agreement and the Tax Disaffiliation Agreement, the Tax Disaffiliation Agreement shall control and (b) in the event of any conflict between this Agreement and the Guaranty and Indemnity Agreement, the Guaranty and Indemnity Agreement shall control.

     7.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                            [signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                                       HORIZON GROUP, INC.

                                       By:      /s/ James S. Wassel
                                       Name:    James S. Wassel
                                       Title:   President

                                       SKY MERGER CORP.

                                       By:      /s/ James S. Wassel
                                       Name:    James S. Wassel
                                       Title:   President

                                       HORIZON/GLEN OUTLET CENTERS
                                       LIMITED PARTNERSHIP
                                       By:      Horizon Group, Inc.,
                                                its general partner

                                       By:      /s/ James S. Wassel
                                       Name:    James S. Wassel
                                       Title:   President

                                       HORIZON GROUP PROPERTIES, INC.

                                       By:      /s/ Gary J. Skoien
                                       Name:    Gary J. Skoien
                                       Title:   Chief Executive
                                                Officer and President

                                        HORIZON GROUP PROPERTIES, L.P.

                                        By:      Horizon Group Properties, Inc.,
                                                 its general partner

                                        By:      /s/ Gary J. Skoien
                                        Name:    Gary J. Skoien
                                        Title:   Chief Executive
                                                 Officer and Presiden

                                 SCHEDULE 1.1(a)
                                       to
                             CONTRIBUTION AGREEMENT

     The Contributed Assets include, without limitation, the following retail outlet centers designated on Initial Horizon Partnership Group's books and records by location and owner as:

Location                                 Owner

Algondones                               Algondones Outlet, L.L.C.
Dry Ridge                                Third Horizon Group Limited Partnership
Holland                                  Third Horizon Group Limited Partnership
Laughlin                                 Third Horizon Group Limited Partnership
Medford                                  Third Horizon Group Limited Partnership
Monroe                                   Third Horizon Group Limited Partnership
Sealy                                    Third Horizon Group Limited Partnership
Somerset                                 Third Horizon Group Limited Partnership
Traverse City                            Third Horizon Group Limited Partnership
Tulare                                   Third Horizon Group Limited Partnership
Warrenton                                Third Horizon Group Limited Partnership
Norton Shores                            Third Horizon Group Limited Partnership
Patchogue--Bellport (Phase I)            MG Patchogue Limited Partnershp
Patchogue--Bellport (Phase II & III)     MG Patchogue II Limited Partnership

                                 SCHEDULE 1.1(b)
                                       to
                             CONTRIBUTION AGREEMENT

     The Retained Assets include, without limitation, the following retail outlet centers designated on Initial Horizon Partnership Group's books and records by location and owner as:

Location                           Owner

Birch Run                        Horizon/Glen Outlet Centers Limited Partnership
Conroe                           Horizon/Glen Outlet Centers Limited Partnership
Edinburgh                        Horizon/Glen Outlet Centers Limited Partnership
Jeffersonville                   Horizon/Glen Outlet Centers Limited Partnership
Vero Beach                       Horizon/Glen Outlet Centers Limited Partnership
Williamsburg                     Horizon/Glen Outlet Centers Limited Partnership
Woodbury                         Horizon/Glen Outlet Centers Limited Partnership
Burlington                       First Horizon Group Limited Partnership
Fremont                          First Horizon Group Limited Partnership
Kenosha                          First Horizon Group Limited Partnership
Oshkosh                          First Horizon Group Limited Partnership
Hillsboro                        Second Horizon Group Limited Partnership
Pismo Beach                      Second Horizon Group Limited Partnership
Queenstown                       Second Horizon Group Limited Partnership
Tracy                            Second Horizon Group Limited Partnership
Perryville                       H/G Perryville Limited Partnership
Calhoun                         The Prime Outlets at Calhoun Limited Partnership
Gilroy Phases III & IV          The Prime Outlets at Gilroy Limited Partnership
Lee                             The Prime Outlets at Lee Limited Partnership
Michigan City                   The Prime  Outlets at Michigan  City Limited
                                    Partnership
Silverthorne                     Indianapolis Factory Shops Limited Partnership
Gilroy Phase V                   HGL Outlet Associates (General Partnership)

                                 SCHEDULE 1.1(c)
                                       to
                             CONTRIBUTION AGREEMENT

     Indebtedness under the Working Capital Facility

     Indebtedness owed to The Union Labor Life Insurance Company, as assignee, and evidenced by the certain Promissory Note of MG Patchogue Limited Partnership dated July 29, 1991 and that certain Building Loan Note of MG Patchogue Limited Partnership dated August 23, 1991

     Indebtedness owed to First of America Bank-Michigan, N.A. evidenced by the Promissory Notes dated December 22, 1995

                                    EXHIBIT A
                                       to
                             CONTRIBUTION AGREEMENT

                          TAX DISAFFILIATION AGREEMENT

     TAX DISAFFILIATION AGREEMENT, dated as of June __, 1998, among HORIZON GROUP, INC., a Michigan corporation ("Horizon"), SKY MERGER CORP., a Maryland corporation ("Sky Merger"), and Horizon Group Properties, Inc., a Maryland corporation ("HGP").

     WHEREAS, upon the terms and subject to the conditions set forth herein, after the formation of Horizon Group Properties, L.P., a Delaware limited partnership ("HGP LP"), it is contemplated that immediately prior to the declaration of the Prime Partnership Special Distribution on the Closing Date (as hereinafter defined), Horizon and Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership ("Horizon Partnership") shall each contribute to HGP LP certain of their respective assets subject to the obligations and liabilities relating to such assets, all as provided in the Contribution Agreement;

     WHEREAS, upon the terms and subject to the conditions set forth herein, on the Closing Date and immediately after the consummation of the Partnership Merger, Prime Partnership shall declare a distribution of all of the units of HGP LP ("HGP LP Common Units") to the record holders of certain partnership interests in Prime Partnership immediately after the consummation of the Partnership Merger;

     WHEREAS, upon the terms and subject to the conditions set forth herein, after the consummation of the Prime Partnership Common Distribution, Prime shall contribute to HGP all of the HGP LP Common Units that it receives pursuant to the Prime Partnership Common Distribution and all of the HGP Common Shares held by Prime as a result of the Prime/Horizon Merger, and HGP shall issue to Prime shares of HGP common stock (each an "HGP Common Share");

     WHEREAS, upon the terms and subject to the conditions set forth herein, after the consummation of the Prime Corporate Contribution, Prime shall declare and make a distribution of the HGP Common Shares to the record holders of Prime Common Shares, Prime Series B Preferred Shares and Prime Series C Preferred Shares (each as defined below) immediately after the consummation of the Prime/Horizon Merger; and

     WHEREAS, Horizon, Sky Merger and HGP desire on behalf of themselves, their Subsidiaries, and their successors to set forth their rights and obligations with respect to matters affecting their reporting of, and liability for, Taxes (as defined below).

     Section 1. Definitions. Unless otherwise defined herein, for purposes of this Tax Disaffiliation Agreement (the "Agreement") the following terms will have the following definitions:

     "Subsidiary" shall mean a current or former corporation, partnership, joint venture, or other business entity in which 50 percent or more of the outstanding equity or voting power is owned directly or indirectly by HGP or Horizon; provided, however, that HGP and any Subsidiary of HGP shall not be considered a Subsidiary of Horizon (including, but not limited to, HGP LP) for purposes of the Tax Sharing Obligations in Section 3 hereof.

     "Tax" shall mean all taxes, charges, fee, levies, imposts, duties and other assessments imposed by any governmental authority, including, without limitation, income, gross receipts, excise, property, sales, use, ad valorem, value added, withholding, employment, payroll, occupation, license, franchise, transfer, and windfall profits taxes, fees and charges, and any interest, fines, penalties, additions to tax, or other additional amounts imposed by any governmental authority with respect to any tax, charge, fee, levy, impost, duty, or other assessment.

     "Tax Return" shall mean all returns or reports to be filed or that may be filed with respect to any Tax.

     "Underpayment Rate" shall mean the rate specified in Section 6621(a)(2) of the Code.

     Other capitalized terms not defined herein have the meaning set forth in that certain Amended and Restated Agreement and Plan of Merger, dated as of February 1, 1998 by and among Prime Retail, Inc., a Maryland corporation, Prime Retail, L.P., a Delaware limited partnership, Horizon, Sky Merger, HGP, HGP LP and Horizon Partnership.

     Section 2. Tax Returns and Tax Payments.

     (a) Obligations to File Tax Returns.

     (i) HGP shall timely file, or caused to be filed, all Tax Returns that relate to HGP, or any of its Subsidiaries, for any taxable period that ends after the Closing Date.

     (ii) Horizon shall timely file, or caused to be filed, all Tax Returns that relate to Horizon, or any of its Subsidiaries, for any taxable period, and for HGP and any of its Subsidiaries, for any taxable period of HGP that ends on or before the Closing Date.

     (b) Obligations to Pay Taxes. Horizon and HGP shall remit, or caused to be remitted, any Taxes due in respect of any Tax for which it is required to file a Tax Return.

     Section 3. Tax Sharing Obligations.

     (a) Obligations of HGP. HGP shall be liable and hold Horizon, and all of Horizons Subsidiaries, harmless against any liability for Taxes arising from the operations of HGP or any of its Subsidiaries or because of HGP's ownership of any Subsidiary or any other corporation, partnership, joint venture, or other business entity.

     (b) Obligations of Horizon. Horizon shall be liable and hold HGP, and all of HGPs Subsidiaries harmless against any liability for Taxes arising from the operations of Horizon or any of its Subsidiaries or because of Horizon's ownership of any Subsidiary or any other corporation, partnership, joint venture, or other business entity.

     (c) Payments. To the extent that either party (the "Payor") owes money to another party (the "Payee") pursuant to this Section 3 of the Agreement, the Payor shall pay the Payee no later than 15 days after the date the Payor makes a demand for payment, which is accompanied with appropriate calculations, of the amount the Payor is required to indemnify the Payee under this Section 3 of the Agreement.

     (d) Interest. Any payments required by this Agreement that are not made on or before the date provided shall bear interest after such date at the Underpayment Rate.

     Section 4. Tax Audits.

     (a) Responsibility. HGP and Horizon shall have sole responsibility for all audits or other proceedings with respect to Tax Returns that it is required to file under Section 2 of this Agreement.

     (b) Cooperation. HGP and Horizon shall cooperate with each other in the conduct of any audit (and in the filing of any Tax Return) and each shall execute and deliver such powers of attorney and make available such other documents and employees as are necessary to carry out the intent of this Agreement.

     Section 5. Retention of Records.

     (a) Maintenance. HGP and Horizon shall maintain until the expiration of the relevant statute of limitations all records, documents, accounting data, and other information necessary for the preparation and filing of all Tax Returns of HGP and Horizon or for the audit of such Tax Returns.

     (b) Access. HGP and Horizon shall provide each other reasonable access to any records, documents, accounting date, and other information and to its personnel and premises for purposes of a review or audit of such information to the extent it is relevant to a obligation or liability of a party under this Agreement.

     Section 5. Horizon/Subsidiary Merger.

     Upon the Horizon/Subsidiary Merger, Sky Merger shall assume all obligations of Horizon under this Agreement.

     Section 6. Miscellaneous Provisions.

     (a) Notices and Governing Law. All notices required to permitted to be given pursuant to this Agreement shall be given, and the applicable law governing the interpretation of this Agreement, shall be determined by reference to the Contribution Agreement.

     (b) Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns.

     (c) Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements, whether or not written, concerning the subject matter. This
Agreement may not be amended except by an agreement in writing, signed by all parties.

     (d)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be an original and all of which shall constitute together the same document.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                      HORIZON GROUP, INC.

                                      By:      ________________________________
                                      Name:
                                      Title:

                                      SKY MERGER CORP.

                                      By:      ________________________________
                                      Name:
                                      Title:

                                      HORIZON GROUP PROPERTIES, INC.

                                      By:      ________________________________
                                      Name:
                                      Title: